UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2005

The SCO Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The SCO Group, Inc. (the “Company”) participated in a previously announced hearing with the Nasdaq Listing Qualifications Panel (the “Panel”) on March 17, 2005 regarding its possible delisting for its failure to file its Form 10-K for the fiscal year ended October 31, 2004 in a timely fashion as required under Marketplace Rule 4310(c)(14).  The Company outlined for the Panel its plan for filing its delinquent Form 10-K.  The Company also discussed its plan for filing the delinquent first quarter Form 10-Q with the Panel during the hearing.  On March 18, 2005, the Company received a notice (a “Notice”) from the staff of The Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq’s requirement to file its Form 10-Q for the quarterly period ended January 31, 2005 in a timely fashion, as required under Marketplace Rule 4310(c)(14).

Pursuant to the Notice, which did not result in the immediate delisting of the Company’s Common Stock, the Company was informed that the Panel will consider the filing delinquency of the Company’s first quarter Form 10-Q in addition to the filing delinquency of the Company’s Form 10-K in rendering its decision.  While the Company is awaiting the decision of the Panel, it will continue to be listed on The Nasdaq SmallCap Market under the symbol ‘SCOXE’ pending the issuance of the Panel’s decision.  The Company will issue a press release regarding the decision of the Panel after it receives notice of such decision.

The Company issued a press release in connection with the notification on March 22, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release issued by The SCO Group, Inc. dated March 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2005

THE SCO GROUP, INC.

	By:	/s/ Bert B. Young
	Name:	Bert B. Young
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1                           Press release dated March 22, 2005.